Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SemGroup Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Kevin L. Foxx
Kevin L. Foxx
President and Chief Executive Officer of SemGroup Energy Partners G.P., L.L.C., general partner of SemGroup Energy Partners, L.P.

May 27, 2009

/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary of SemGroup Energy Partners G.P., L.L.C., general partner of SemGroup Energy Partners, L.P.

May 27, 2009